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                                                              EXHIBIT 4.4
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                               FUNDEX GAMES, LTD.

                               WARRANT AGREEMENT






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                               FUNDEX GAMES, LTD.

                               WARRANT AGREEMENT

         This WARRANT AGREEMENT (this "Agreement") is dated as of August 31, 1996, and is entered into by and among FUNDEX GAMES, LTD., a Nevada corporation ("Fundex"), and Toy Paradise Partnership, an Illinois general partnership (the "Partnership").

         1.      DEFINITIONS.

                 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings.

                 "Act" means the Securities Act of 1933, as amended.

                 "Business" means the business, properties, assets, liabilities or condition of Fundex.

                 "Common Stock" means the Company's Common Stock, no par value.

                 "IPO" means the Company's initial registered public offering of equity securities.

                 "IPO Closing Date" means the closing date of the IPO.

                 "IPO Price" means the price per Share issued to the public in connection with the IPO.

                 "Material Adverse Event" means any change, event, action, condition or effect which, individually or in the aggregate, (a) impairs the validity or enforceability of this Agreement or any documents, instruments or agreements executed in connection with this Agreement; (b) subjects any officer or director of Fundex to criminal liability; or (c) materially and adversely affects the business, assets, operations, prospects or financial condition of Fundex or the ability of Fundex to perform its obligations under this Agreement and any documents, instruments or agreements executed in connection with this Agreement.

                 "Merger or Sale" shall have the meaning given to that term in
Section 11.3 (a).


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                 "Shares" means the shares of Common stock that can be acquired upon exercise of the Warrants.

                 "Termination Date" means the date on which the Warrants are no longer exercisable, which date shall be December 31, 2001 (or sooner as provided in this Agreement and the Warrants, including, without limitation, in connection with a Merger or Sale).

                 "Transfer Agent" means the Company's registrar and transfer agreement, if any, for the Warrants.

                 "Warrant" means a warrant issuable upon exercise of the Warrant.

                 "Warrant Exercise Price" has the meaning given to that term in Section 2.3.

         2.      SALE AND ISSUANCE OF WARRANTS.

                 2.1 Warrants. Fundex has authorized the issuance and sale, pursuant to the terms of this Agreement, to the Partnership of Seventy-Five Thousand (75,000) warrants ("Warrants"), each Warrant entitling the holder upon exercise thereof to acquire one share of common stock, with no par value ("Common Stock"), of Fundex. The Warrants shall be substantially in the form of Exhibit A attached hereto. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants are sometimes referred to collectively herein as the "Securities."

                 2.2 Sale and Issuance. Subject to the terms and conditions hereof, Fundex hereby agrees to sell to the Partnership, and the Partnership hereby agree to purchase the Warrants.

                 2.3 Exercise Price; Amount. The price per Share at which Shares shall be purchasable upon the exercise of Warrants (the "Warrant Exercise Price") is one hundred twenty percent (120%) multiplied by the IPO Price per Share; provided, however, that if there is no IPO on or before August 27, 1997, the exercise price per Share for the total number of Warrants issued shall be equal to $9.60 per Share. Each holder shall be entitled to receive one (1) Share for each Warrant exercised.

                 2.4 Term. (a) Subject to the terms of this Agreement, with respect to the Warrants, the Partnership shall have the right, at any time during the period commencing at 9:00 a.m. on December 1, 1997 to and including 5:00 p.m, Chicago Time, on the Termination Date to purchase from the Company up to the number of fully


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paid and nonassessable Shares to which the Partnership may at the time be entitled to purchase pursuant to this Agreement.

                 (b) The right of the Partnership to purchase Warrants shall be conditioned upon the surrender by the Partnership to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form, duly filled in and signed, with signatures 99 guaranteed if required by the Company or its Transfer Agent, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised.

Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares pursuant to the exercise of a Warrant, and the Partnership shall not have the right to exercise any Warrant, if in the Company's opinion the delivery of Shares upon exercise of such Warrant would not comply with any applicable federal or state securities laws. Without limiting the foregoing, Warrants may not be exercised by, or securities issued to, any Partnership in any state in which such exercise would be unlawful.

         3.      CLOSING AND DELIVERIES.

                 3.1 Closing. The initial closing of the sale and purchase of the Warrants under this Agreement shall take place at such time and place as the Partnership may determine (the "Closing") and the date of such Closing will be referred to as the "Closing Date."

                 3.2 Deliveries of Payment and Certificates. At the Closing and subject to the terms and conditions hereof, Fundex shall deliver to the Partnership the Warrants to be purchased by the Partnership, dated the date of the Closing and registered in that Partnership's name, paid by check made payable to the order of Fundex or by wire transfer to the account of Fundex as instructed by Fundex at least one (1) business day before the Closing.

         4. REPRESENTATIONS AND WARRANTIES OF FUNDEX. Fundex hereby represents and warrants to the Partnership as follows:

                 4.1 Organization and Standing; Articles and Bylaws; Subsidiaries. Fundex is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Fundex has full corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted. Fundex is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities and properties makes such qualification necessary, except where the failure to be so qualified would not


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constitute a Material Adverse Event.  Effective as of August 28, 1996, Third
Quarter, Inc. was merged with and into Fundex, Inc., and each act required to be taken by or on the part of such companies to effectuate such merger has been duly and properly taken on. Fundex does not own any equity interest in or have any investment in any other business.

                 4.2 Capitalization. The authorized capital stock of Fundex, immediately before the Closing consists of 8,000,000 shares of Common Stock, with a par value of .001 per share, 1,225,000 shares of which are issued and outstanding. There are no options and warrants outstanding. All issued and outstanding shares of the Fundex's capital stock, and all Securities issuable pursuant hereto and outstanding immediately after the Closing, have been duly authorized and, when issued and sold for the consideration set forth in this Agreement, shall be validly issued, fully paid and nonassessable, and issued in material compliance with all applicable state and federal laws concerning the issuance of securities. The holders of the outstanding capital stock of the Fundex do not have any pre-emptive rights or similar rights with respect to the Securities.

                 4.3 Authorization. All corporate action on the part of Fundex, their respective officers, directors and shareholders that is necessary for the authorization, sale and issuance of the Warrants pursuant hereto and for the performance of Fundex's obligations hereunder has been taken or shall be taken prior to the Closing. This Agreement is a valid and binding obligation of Fundex enforceable against Fundex in accordance with its terms, subject to general principles of equity, laws of general application regarding bankruptcy, insolvency, relief of debtors' and creditors' rights generally, and limitations of public policy.

                 4.4 Material Contracts and Agreements. All contracts or agreements to which Fundex is a party are valid, binding, and in full force and effect in all material respects and without any material breach by any party thereto which would constitute a Material Adverse Event.

                 4.5 Operating Rights. Fundex has all governmental licenses, franchises, permits, approvals, certificates, consents, authorizations, rights and privileges (except that no covenant, representation or warranty is made pursuant to this Section with respect to the Intellectual Property rights that are the subject of Section 4.8 hereof) (collectively "Licenses") that are necessary to the operation of the Business, the lack of which would constitute a Material Adverse Event. Such Licenses are in full force and effect, Fundex has not received or given any notice of a violation (nor is it aware of any basis therefor) in respect of any such Licenses, and no proceeding is pending or threatened seeking the revocation or limitation of any of such Licenses.

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                 4.6      Conflicting Agreements.  No shareholder, director,
officer, or employee of Fundex is a party to or bound by any agreement, contract or commitment, or subject to any restrictions in connection with any previous or current employment of any such person, that could materially and adversely affect, or in the future shall materially and adversely affect, the Business.

                 4.7 Title to Properties and Assets; No Other Security Interests in the Collateral; No Other Security Interest in Material Assets. Fundex has good and marketable title to its properties and assets, real and personal, tangible and intangible (except that no covenant, representation or warranty is made in this Section as to the intellectual property rights which are the subject of Section 4.8 hereof) and, good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, security interests, use restrictions, assessments or charge, other than (i) purchase money security interests created in the ordinary course of business,
(ii) taxes which have not yet become delinquent, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(iv) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like (item (i) through (iv) referred to as "Ordinary Encumbrances"). Fundex has not granted and shall not grant any security interest in, or any other lien or encumbrance on, any of the Collateral. Fundex shall not grant any other security interest in, or any other lien or encumbrance (other than Ordinary Encumbrances) on any assets of Fundex other than the Collateral.

                 4.8 Patents, Trademarks, etc. Fundex does not own or have rights to use all licenses, trademarks, trademark applications, patents, patent applications, service marks, trade names, brand names, inventions, technology, trade secrets, processes, formulae and copyrights, that are necessary for the operation of the Business (collectively, "Intellectual Property") with no infringement of or conflict with the rights of others.
There are no contracts to which Fundex is a party that adversely affect the rights of Fundex to own, use, license or transfer any of Fundex's material Intellectual Property. Fundex knows of any claims of third parties to any ownership interest or lien with respect to any of the Intellectual Property. Fundex is aware of any facts that would lead it to conclude that any of the Intellectual Property are invalid. No patent is infringed by the activities of Fundex or by the manufacture, use or sale of any product, device, instrument or other material made and used according to the Intellectual Property. Fundex is not aware of any pending or threatened actions, suits, proceedings or claim by others challenging the validity or scope of the Intellectual Property. Fundex is not aware of any infringement on the part of any third party of the Intellectual Property.

                 4.9 Compliance With Other Instruments. Fundex is not in breach or violation of any provision of its Articles of Incorporation or its By-Laws, each as

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amended through the date hereof, or any provision of any contract or agreement to which Fundex is a party or by which the assets of Fundex are bound, or any judgment, decree, order, statute, rule, or regulation applicable to Fundex, except for such breaches or violations that would not constitute a Material Adverse Event.

                 4.10 Litigation, etc. There are no actions, proceedings, investigations, orders, judgments or decrees pending or, to Fundex's knowledge, threatened, against Fundex that question the validity of this Agreement or any action taken or to be taken in connection herewith or that, either individually or in the aggregate, would constitute a Material Adverse Event.

                 4.11 Insurance. Fundex has in force insurance, with insurers which Fundex believes (without having made any special investigation) are financially sound and reputable, with respect to its properties and business in amounts that Fundex believes are customary for companies similarly situated (including without limitation, its stage of development), against loss or damage of the kinds customarily insured against by such corporations.

                 4.12 Governmental Consents, etc. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority, is required on the part of Fundex in connection with the valid execution and delivery of this Agreement, or the offer, sale, or issuance of the Warrants.

                 4.13 Full Disclosure. This Agreement and the Exhibits hereto, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts which individually or in the aggregate constitute a Material Adverse Event that are not set forth in this Agreement (including Exhibits and Schedules hereto).

         5. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. The Partnership, hereby represents and warrants to Fundex as follows:

                 5.1 Power. Such Partnership has (i) taken all acts and satisfied all conditions required by law and its charter documents (if the Partnership is other than an individual) to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated herein, (ii) all requisite legal power and authority to enter into this Agreement, to purchase the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement, and (iii) not been organized for the purpose of acquiring the Securities (if the Partnership is other than an individual).

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                 5.2      Due Execution.  This Agreement has been duly executed
and delivered by such Partnership, and this Agreement will be a valid and binding obligation of the Partnership, legally enforceable as to the Partnership in accordance with its terms, subject to general principles of equity, laws of general application regarding bankruptcy, relief of debtors and creditors' rights generally, and limitations of public policy.

                 5.3 Investment Representations; Accredited Partnership Representation.

                          (a)     Such Partnership is acquiring the Warrants,
and upon exercise of the Warrants, will acquire the Securities issuable upon such exercises, for itself, not as nominee or agent, for investment and not for 103 resale in connection with any distribution or public offering thereof within the meaning of the Act.

                          (b)     Such Partnership understands (i) that the
Securities have not been registered under the Act or applicable state securities laws by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein, and (ii) that it may therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered and qualified under the Act and applicable state securities laws or is exempt from such registration or qualification requirements. Each certificate representing any Securities, and any other security issued in respect of any of the Securities, will be endorsed with the following or a substantially similar legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES, OR FUNDEX GAMES, LTD. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO FUNDEX GAMES, LTD., STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

and any and all other legends required by law or which Fundex, acting upon the advice of its counsel, deems necessary or appropriate unless the conditions specified in this Agreement are satisfied. Such Partnership is aware of the provisions of Rule 144


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promulgated under the Act, which, among other things, permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

                          (c)     Such Partnership has been furnished with such
materials and has been given access to such information relating to Fundex as it or its qualified representative has requested, has been afforded the opportunity to ask questions regarding Fundex and the Securities, all as it has found necessary to make an informed investment decision.

                          (d)     Such Partnership is a Partnership in
securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                          (e)     Such Partnership understands that no public
market now exists for any of the securities issued by Fundex.

                          (f)     Such Partners of the Partnership either are
(a) "accredited Investors" as defined in Regulation D under the Act; such Partners of the Partnership are (i) a natural person who individual net worth, or joint net worth with that person's spouse, as of the date of this Agreement exceeds $1,000,000, (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,
(iii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase of the Warrants is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii), or (iv) a person or entity otherwise within the definition of an "accredited Investor" under SEC Rule 501(a); or (b) if not an accredited Investor, is not a citizen or resident of the United States or any territory thereof.

                 5.4 Transfer of Securities. Such Partnership agrees that it will not sell, transfer, pledge, assign, hypothecate, or otherwise dispose of (each, a "Transfer") any Securities until the Partnership has notified Fundex of the proposed Transfer, provided such additional information regarding the Transfer as Fundex reasonably requests, and if Fundex so requests has at the Partnership's expense provided Fundex with an opinion of counsel (which counsel must be reasonably satisfactory to Fundex) to the Partnership, in form and substance satisfactory to Fundex, that the proposed Transfer complies with all applicable federal and state securities laws. Fundex shall have no obligation to transfer any Securities unless the Partnership has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.


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         6.      CONDITIONS TO CLOSING.

                 6.1 Conditions to Obligations of the Partnership at the Closing. The obligation of any Partnership to purchase the Warrants at the Closing is subject to the fulfillment to the Partnership's reasonable satisfaction, at or before the Closing, of all the following conditions, any of which may be waived by such party in writing:

                          (a)     Representations and Warranties True;
Performance of Obligations. The representations and warranties made by Fundex in Section 4 shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, and Fundex shall have performed in all material respects all covenants, obligations and conditions herein required to be performed or observed by it on or before the Closing.

                          (b)     Consents, Permits, and Waivers.  Fundex shall
have obtained and shall have in effect any and all consents, permits, and waivers that are necessary for consummation of the transactions contemplated by this 105 Agreement to be effected at the Closing.

                          (c)     No Stop Order.  No stop order or other order
enjoining the sale of the Warrants shall have been issued, and no proceedings for such purpose shall be pending or, to the knowledge of Fundex, threatened by the Securities and Exchange Commission or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction.

                          (d)     Other Agreements.  The Security Agreement
shall have been executed by all parties thereto.

                 6.2 Conditions to Obligations of Fundex. Fundex's obligation to issue and sell the Securities at the Closing is subject to the fulfillment to the Fundex's reasonable satisfaction, on or before the Closing, of the following conditions, any of which may be waived by Fundex in writing:

                          (a)     Representations and Warranties True.  The
representations and warranties made by the Partnership in Section 5 shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date.

                          (b)     Performance of Obligations.  The Partnership
shall have performed in all material respect all covenants, obligations and conditions herein required to be performed by it on or before the Closing.

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         7.      EXERCISE OF WARRANTS; FORM OF WARRANTS.

                 7.1 Payment of Exercise Price. Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

                 7.2 Issuance of Certificate. Upon such surrender of the Warrants and payment of such Exercise Price, the Company shall issue and cause to be delivered to the Partnership and in the Partnership's name, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided herein, in respect of any fractional Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Exercise Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered. The Warrants shall be exercisable, at the election of the Partnership, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants will 106 be issued by the Company.

                 7.3 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

                 7.4 Certificates. The Warrants may be divided or combined, upon request to the Company by the Partnership, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Partnership" shall include any transferee or transferees of the Warrants.

                 7.5 Form of Warrants. The text of the Warrants shall be substantially as set forth in Exhibit A attached hereto, respectively. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

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                 7.6      Exchange of Warrant Certificate.  Any Warrant
certificate may be exchanged for another certificate or certificates entitling the Partnership to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Partnership to purchase. Any holder of a Warrant desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed if required by the Company, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

         8.      PAYMENT OF TAXES.

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the company shall not be required to pay any tax which may be payable in respect of any transfer of the Warrants or the securities comprising the Shares.

         9.      MUTILATED OR MISSING WARRANTS.

         In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Partnership, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         10.     RESERVATION OF SHARES.

         There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants.


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         11.     ADJUSTMENT OF NUMBER OF SHARES.

         The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                 11.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

                          (a)     Stock Splits; Stock Dividends.  In case the
Company shall (i) pay a dividend in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company, then the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Partnership shall be entitled to receive upon exercise of the Warrant the kind and number of Shares or other securities of the Company which he, she or it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

                          (b)     Corresponding Adjustment of Exercise Price.
Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such 108 adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

                          (c)     Notice of Adjustment.  Whenever the number of
Shares purchasable upon the exercise of a Warrant is adjusted as herein provided, the Company shall cause to be mailed to the Partnership or holder of record within a reasonable time thereafter notice of such adjustment setting forth the number of Shares purchasable upon the exercise of the Warrant after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                 11.2 No Adjustment for Dividends. Except as provided in subsection 11.1(a), no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

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                 11.3     Preservation of Purchase Rights upon
Reclassification, Consolidation, etc.

                          (a)     Subject to paragraph (b) of this Section, in
case of any consolidation of the Company with or merger of the Company into another corporation where the Company will not be the surviving corporation, or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety (any such event referred to as a "Merger or Sale"), the Company or such successor or purchasing corporation, as the case may be, shall agree that the Partnership shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such Merger or Sale had the Warrants been exercised immediately prior to such action. Any such agreements referred to in this subsection shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this subsection shall similarly apply to successive Mergers or Sales.

                          (b)     Notwithstanding the foregoing provisions, if
the surviving, successor or purchasing corporation does not agree to the provisions set forth in paragraph (a) above, or if the Board of Directors of the Company determines that the Warrants should not be outstanding following consummation of such Merger or Sale, then the Company shall deliver a notice to each Partnership at least twenty (20) days before the consummation of such Merger or Sale, the Partnership may exercise the Warrants at any time before the consummation of such Merger or Sale (and such exercise may be made contingent upon the consummation of such Merger or Sale), and any Warrants that have not been exercised before consummation of such Merger or Sale shall terminate and expire, and shall no longer be outstanding.

                 11.4 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

                 11.5 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         12.     FRACTIONAL INTERESTS.

         The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the amount of such fractional interest.

         13.     NO RIGHTS AS SHAREHOLDER; NOTICES TO PARTNERSHIP.

         Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Partnership or his, her or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter.

         14.     RESTRICTIONS ON TRANSFER.

         The Partnership agrees that prior to making any sale, transfer, pledge, assignment, hypothecation, or other disposition (each, a "Transfer") of the Warrants or Shares, the Partnership shall give written notice to the Company describing the manner in which any such proposed Transfer is to be made and providing such additional information regarding the Transfer as the Company reasonably requests. If the Company so requests, the Partnership shall at its expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company) to the holder, in form and substance satisfactory to the Company, that the proposed Transfer complies with 110 applicable federal and state securities laws. The Company shall have no obligation to Transfer any Securities unless the holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.

         15.     LOCK-UP AGREEMENT.

         In consideration for the Company agreeing to its obligations hereunder, the Partnership agrees, in connection with the IPO and upon the request of the Company or the underwriters managing the offering, not to sell, make short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock (other than those, if any, included in the registration), whether now owned or hereafter acquired, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time following the effective date of such registration as the Company or the underwriters may specify (such period not to exceed 365 days). The Partnership agrees to execute and deliver such documentation as may be reasonably required by the underwriters in connection with this Section. This restriction shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar successor forms, or registration relating solely to a Rule 145 transaction on Form S-4 or similar or successor form.

         16.   MISCELLANEOUS.

                 16.1 APPLICABLE LAW. THIS AGREEMENT BY AND CONSTRUED SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICT OF LAWS PRINCIPLES THEREOF.

                 16.2 Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Partnership and the holders of Shares, any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the company, the Partnership and the holders of Shares.

                 16.3 Amendment. Except as provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. Any provisions hereof may be amended, waived, discharged or terminated, either retroactively or prospectively, upon the written consent of the Company and the persons holding (or having the right to acquire by virtue of holding Warrants) at least fifty-one percent (51%) of the Shares which have been (or may be) issued upon exercise of the Warrants. The Partnership acknowledges that by operation of this Section, the Partnership will, subject to the limitations contained in this Section, have the right and power to diminish or eliminate certain rights of the Partnership under this Agreement, either prospectively or retroactively.
                 16.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein and therein. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                 16.5 Severability. Any invalidity, illegality, or limitation of the enforceability with respect to any party of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such party's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to all other parties. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 16.6     Information Confidential.   Each party acknowledges
that the information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys) or use such information to the detriment of the Company, except in connection with the exercise of rights under this Agreement, where the Company has made such information available to the public generally or such party is required to disclose such information by an applicable law or a rule or regulation thereunder, including without limitation, securities and anti-fraud laws, rules and regulations.

                 16.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                 16.8 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Fundex or the Partnership and the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered at the Closing by or on behalf of Fundex pursuant hereto shall be deemed to be representations and warranties made by Fundex hereunder solely as of the date of such certificate or instrument.

                 16.9 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by the Partnership and its successors and assigns; provided, however, that prior to the receipt by Fundex of adequate written notice of the Transfer of any Securities specifying the full name and address of the transferee, Fundex may deem and treat the person listed as the holder of such securities in its records as the absolute owner and holder of such securities for all purposes.

                 16.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing upon any breach, default or noncompliance under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character of any breach, default or noncompliance under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

                 16.11 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally or by Federal Express or another national overnight delivery service, (ii) upon transmission by facsimile transmission, or (iii) two (2) days after mailing if mailed by first class mail, to the following addresses:

         If to Fundex:            Fundex Games, Ltd.
                                  3750 W. 16th Street
                                  Indianapolis, IN  46222
                                  Attn:  Mr. Chip Voigt

and if to the Partnership, to the addresses set forth under Partnership's name on Exhibit A hereto or such other address or with such copies to such additional addresses as the party has provided to all other parties by notice duly given.

                 16.2 Finder's Fees.

                          (a)     Fundex Representation and Indemnity.  Fundex
(i) represents and warrants it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Partnership and the other parties hereto harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, is responsible.


                          (b)     Partnership Representations and Indemnities.
The Partnership, (i) represents and warrants for itself that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Fundex and the other parties hereto harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, is responsible.

                 16.13 Expenses and Fees. Fundex shall pay its own expenses, including without limitation attorneys fees and costs, incurred in negotiating, preparing or otherwise relating to this Agreement or the other agreements and documents contemplated hereby.

                 16.14 Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 16.15 Information Confidential. The Partnership acknowledges that the information received by it concerning Fundex pursuant hereto is confidential and for its use only, and it will not use such confidential information or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys) or use such information to the detriment of Fundex, except (i) where Fundex has previously made such information available to the public generally or (ii) such party is required to disclose such information by an applicable law or a rule or regulation thereunder, including without limitation, securities and antifraud laws, rules and regulations.

                 16.16 Further Assurances. The parties hereto shall use good faith reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purpose of this Agreement and the consummation of the transactions contemplated hereby and thereby. Neither Fundex nor any Partnership shall undertake intentionally any course of action inconsistent with satisfaction of the requirements applicable to it set forth in this Agreement, and each shall use its best efforts promptly to take all such acts and measures as may be appropriate to enable it to perform as early as practicable the obligations herein and therein required to be performed by them.

                 16.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, this Warrant Agreement has been signed and entered into as of the date first set forth above.

                                           FUNDEX GAMES, LTD.



                                           By:   /s/ Carl E. Voigt, IV
                                                 _____________________________

                                           Its:  President
                                                 _____________________________


                                           TOY PARADISE PARTNERSHIP



                                           By:   /s/ Sheldon Drobny
                                                 _____________________________

                                           Its:  General Partner
                                                 _____________________________

                                   EXHIBIT A


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES AND MAY NOT BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER (A "TRANSFER") EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED AND UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR FUNDEX GAMES, LTD. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO RESTRICTED BY THE PROVISIONS OF THE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ISSUED AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.


                               FUNDEX GAMES, LTD.

                                    WARRANTS

         This certifies that, for value received,___________________ ___________________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Fundex Games, Inc. (the "Company"), a Nevada corporation, at any time during the period commencing at 9:00 a.m., Chicago time, on December 1, 1997 and before 5:00 p.m., Chicago time, on December 31, 2001, the number of shares of Common Stock of the Company (the "Shares"), as calculated pursuant to the Warrant Agreement of even date herewith (the "Warrant Agreement") between the Company and certain warrant holders, including the Warrantholder.

         This Warrant is subject to the provisions of the Warrant Agreement. Capitalized terms not defined herein have the meanings given to them in the Warrant Agreement.

         The exercise price to acquire a Share is equal to the Warrant Exercise Price. The number of Shares purchasable upon exercise of these Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee if required by the Company) and simultaneous payment of the Warrant Exercise Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised.

These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company.

                               FUNDEX GAMES, LTD.



                                               By:_____________________________
                                                    ________________________
                                                    ________________________

Dated:___________________


ATTEST:





__________________________
Secretary

                               FUNDEX GAMES, LTD.

                                 PURCHASE FORM

Fundex Games
3750 W. 16th Street
Indianapolis, Indiana 46222

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, __________ shares of Common Stock (the "Shares") provided for therein and requests that certificates for the Shares be issued in the name of (please print or type name, address and social security number):




and, if such number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or the undersigned's assignee as below indicated and delivered to the address stated below.

Dated:____________________________________

Name of Warrantholder
or Assignee:______________________________
                   (Please Print)

Address:   _______________________________________
           _______________________________________

Signature:________________________________

Note: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless the Warrants have been assigned.

Signature Guaranteed:_____________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT

(To be signed only upon assignment of Warrants)

FOR VALUE RECEIVED, the undersigned hereby sells, and transfers unto (name and address of assignee must be printed or typewritten)





the within Warrants, hereby irrevocably constituting and appointing _____________________, attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:____________________________



__________________________________
Signature of Registered Holder


Note:   The signature on this assignment must correspond with the names as they appear upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:____________________


(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)